UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2023

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11689	94-1499887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 West Mendenhall, Suite 105 Bozeman, Montana	59715
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 406-982-7276

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	FICO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2023, Fair Isaac Corporation (the “Company”) announced that Michael I. McLaughlin, Executive Vice President and Chief Financial Officer, intends to resign his employment from the Company, effective as of January 13, 2023, for a new professional opportunity.

Steven P. Weber, age 60, who currently serves as the Company’s Vice President of Investor Relations, Tax and Treasury, has been appointed to serve as Vice President, Interim Chief Financial Officer effective as of January 13, 2023, until a permanent successor is appointed. Mr. Weber joined the Company in 2003. During Mr. Weber’s nearly 20-year career at the Company, he has served as head of Financial Planning & Analysis and has led several public bond issuances, managed syndicated bank lending, stewarded due diligence and integration for mergers and acquisitions and guided strategic financial planning.

A press release announcing these matters is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

    (d)    Exhibits.

Exhibit	Description

99.1	Press Release, dated as of January 9, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

By:	/s/ MARK R. SCADINA
Mark R. Scadina
Executive Vice President, General Counsel and Corporate Secretary

Date: January 9, 2023